UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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GoHealth, Inc.
(Name of Registrant as Specified in its Charter)
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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
GOHEALTH, INC.
214 West Huron St.

Chicago, Illinois 60654
September [●], 2022
To Our Stockholders:
On behalf of the Board of Directors (the “Board”) of GoHealth, Inc. (“GoHealth” or the “Company”), you are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) to be held at 10:00 a.m. Eastern time (9:00 a.m. Central time), on October 24, 2022. The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast.
At the Special Meeting, stockholders will consider and vote on a proposal to adopt and approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our outstanding shares of Class A common stock and Class B common stock, at a reverse stock split ratio range of 1-for-5 through 1-for-15, as determined by our Board at a later date.
The proxy statement attached to this letter provides you with information about the proposed reverse stock split amendment. Please read the entire proxy statement carefully. You may obtain additional information about the Company from documents we file with the Securities and Exchange Commission (“SEC”).
It is important that your shares be represented and voted at the meeting. Please vote as soon as possible even if you plan to attend the Special Meeting. We appreciate your continued ownership of GoHealth shares and your support regarding this matter.
Thank you for your support.

Sincerely, Clinton P. Jones Executive Chair of the Board of Directors

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
GOHEALTH, INC.
214 West Huron St.
Chicago, Illinois 60654
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 24, 2022
This Special Meeting of Stockholders (“Special Meeting”) of GoHealth, Inc., a Delaware corporation (“GoHealth” or the “Company”), will be held at 10:00 a.m. Eastern time (9:00 a.m. Central time) on October 24, 2022. The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Special Meeting online and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/GOCO2022SM and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Special Meeting will be held for the following purpose:

1.To adopt and approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our outstanding shares of Class A common stock and Class B common stock, at a reverse stock split ratio range of 1-for-5 through 1-for-15, as determined by our Board at a later date (the “Reverse Stock Split” or the “Proposal”).	1.
Notwithstanding approval of the Proposal by our stockholders, the Board reserves the right to elect to not proceed with implementing the Proposal at any time prior to the date on which the amendment to our amended and restated certificate of incorporation becomes effective pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), if it determines, in its sole discretion, that the Proposal is no longer in the best interests of the Company or its stockholders.
The close of business on September 6, 2022 has been fixed as the record date (the “Record Date”) for determining which GoHealth stockholders are entitled to vote at the Special Meeting. Accordingly, only stockholders of record at the close of business on that date will receive this notice of, and be eligible to vote at, the Special Meeting and any adjournment or postponement of the Special Meeting. The above item of business for the Special Meeting is more fully described in the proxy statement that accompanies this notice.
It is important that your shares are represented regardless of the number of shares you may hold. Whether or not you plan to attend the Special Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Special Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Special Meeting if you desire to do so, as your proxy is revocable at your option.

By order of the Board of Directors
Brian P. Farley Chief Legal Officer and Corporate Secretary Chicago, Illinois September [●], 2022

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

GOHEALTH, INC.
214 WEST HURON ST.
CHICAGO, ILLINOIS 60654
PROXY STATEMENT
FOR THE SPECIAL MEETING
To Be Held on October 24, 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SPECIAL MEETING TO BE HELD ON OCTOBER 24, 2022:
The Proxy Statement and the Company’s Proxy Card, are available at
www.proxyvote.com.
This proxy statement is furnished in connection with the solicitation by the Board of proxies to be voted at our Special Meeting of Stockholders (the “Special Meeting”) to be held on October 24, 2022, at 10:00 a.m. Eastern time (9:00 a.m. Central time), and at any continuation, postponement, or adjournment of the Special Meeting. The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Special Meeting online and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/GOCO2022SM and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
This proxy statement, the foregoing notice and the accompanying proxy card are first being made available on or about September [●], 2022 to all holders of our Class A common stock and Class B common stock, par value $0.001 per share, entitled to vote at the Special Meeting.
Proposal
At the Special Meeting, GoHealth’s stockholders will be asked to adopt and approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our outstanding shares of our Class A common stock and Class B common stock, at a reverse stock split ratio range of 1-for-5 through 1-for-15 (the “Ratio Range”), as determined by our Board at a later date.
If the Proposal is approved by the Company’s stockholders at the Special Meeting, it will be effected, if at all, only upon a subsequent determination by the Board that the Reverse Stock Split is in the best interests of the Company and our stockholders at the time the Proposal is effected. The Board may make this determination as soon as immediately following the conclusion of the Special Meeting, and the Reverse Stock Split could become effective as soon as the business day immediately following the Special Meeting.
Notwithstanding approval of the Proposal by our stockholders, the Board, or an authorized committee thereof, in its sole discretion, will have the authority to decide, before the 2023 Annual Meeting of Stockholders, whether to implement the Reverse Stock Split. Consequently, the Board reserves its right to elect not to proceed with implementing the Proposal if it determines, in its sole discretion, that the Proposal is no longer in the best interests of the Company or its stockholders.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
Who is entitled to vote at the Special Meeting?
The Record Date for the Special Meeting is September 6, 2022. You are entitled to vote at the Special Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Special Meeting. Each outstanding share of Class A common stock and Class B common stock is entitled to one vote for all matters before the Special Meeting. Holders of Class A common stock and Class B common stock, subject to the Second Amended and Restated Limited Liability Company Agreement of GoHealth Holdings, LLC, dated July 15, 2020, vote together as a single class on any matter that is submitted to a vote of stockholders, unless otherwise required by law or our amended and restated certificate of incorporation. At the close of business on the Record Date, there were [●] shares of Class A common stock and [●] shares of Class B common stock outstanding and entitled to vote at the Special Meeting, representing [●]% voting power of our common stock.
What matters will be voted on at the Special Meeting?
The matter that is scheduled to be considered and voted on at the Special Meeting involves the Reverse Stock Split.
What are the Board’s voting recommendations?
The Board recommends that you vote “FOR” the Reverse Stock Split.
Why does GoHealth need to hold this vote?
On May 25, 2022, we were notified in writing by Nasdaq Capital Market (the “NASDAQ”) that the average closing trading price of our common stock was below the criteria of NASDAQ’s continued listing standards, as the average per share closing price of our common stock over 30 consecutive business days was less than $1.00.
In the letter, NASDAQ stated that we have a six-month cure period that started on May 25, 2022 to bring the price of our common stock and the 30-trading day average closing price of our common stock above $1.00. In the letter, NASDAQ further stated that in the event a $1.00 share price and a $1.00 average share price over the preceding 30 trading days are not attained at the expiration of the six-month cure period, NASDAQ will commence suspension and delisting procedures. NASDAQ has reserved the right to reevaluate its continued listing determinations relating to companies that are notified of non-compliance like GoHealth with respect to NASDAQ’s qualitative listing standards, including if our shares trade at sustained levels that are considered to be abnormally low.
Our Board has determined that an amendment to our amended and restated certificate of incorporation to effect the Reverse Stock Split may be necessary to promote the continued listing of our common stock on NASDAQ and is in the best interests of our stockholders. If approved and implemented, the Board will select a reverse stock split ratio range of 1-for-5 through 1-for-15, as determined on a later date, based on various factors, including the then prevailing market conditions and the existing and expected per share trading prices of our Class A common stock. Pursuant to the law of our state of incorporation, Delaware, our Board must adopt any amendment to our amended and restated certificate of incorporation and submit the amendment to stockholders for approval. Accordingly, our Board is requesting your proxy to vote “FOR” the Proposal.
In addition to bringing the per share trading price of our common stock back above $1.00, we also believe that the reverse stock split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current per share trading price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are not registered in your own name and you would like to vote your shares at the Special Meeting, you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee.

How many shares must be present to hold the Special Meeting?
A quorum must be present at the Special Meeting for any business to be conducted. The presence at the Special Meeting online or by proxy of the holders of a majority of voting power of the Class A common stock and Class B common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

Who can attend the Special Meeting?
GoHealth will hold the Special Meeting virtually. You may attend and participate in the Special Meeting by visiting the following website: www.virtualshareholdermeeting.com/GOCO2022SM. To attend and participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Special Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 10:00 a.m. Eastern Daylight Time (9:00 a.m. Central Daylight Time). We encourage you to access the Special Meeting prior to the start time. Online check-in will begin at 9:55 a.m. Eastern Daylight Time (8:55 a.m. Central Daylight Time), and you should allow ample time for the check-in procedures.

What if a quorum is not present at the Special Meeting?
If a quorum is not present at the scheduled time of the Special Meeting, the Chairperson of the Special Meeting is authorized by our Amended and Restated Bylaws, dated as of July 15, 2020, to adjourn the Special Meeting, without the vote of the stockholders.

What does it mean if I receive more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
How do I vote?
Stockholders of Record. If you are a stockholder of record, you may vote:

•by Internet before the Special Meeting—You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card;

•by Telephone before the Special Meeting—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•by Mail before the Special Meeting—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or

•by Internet at the Special Meeting—If you attend the Special Meeting online, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the Special Meeting.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time (10:59 p.m. Central Daylight Time), on October 23, 2022. To participate in the Special Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Special Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Special Meeting. If you submit your proxy, you may still decide to attend the Special Meeting and vote your shares electronically during the Special Meeting.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Special Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Special Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Special Meeting online and/or vote over the Internet.

Can I change my vote after I submit my proxy?
Yes. If you are a registered stockholder, you may revoke your proxy and change your vote any time before it is voted:
•by submitting a duly executed proxy bearing a later date;
•by granting a subsequent proxy through the Internet or telephone;
•by giving written notice of revocation to the Corporate Secretary of GoHealth prior to the Special Meeting; or
•by voting online at the Special Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Special Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote online at the Special Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Special Meeting using your 16-digit control number of otherwise voting through your bank or broker.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 16 of this proxy statement, as well as with the description of the Proposal.
Will any other business be conducted at the Special Meeting?
We know of no other business that will be presented at the Special Meeting.
Why hold a virtual meeting?
A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. It also helps to keep everyone safe and healthy. You will be able to attend the Special Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/GOCO2022SM. You also will be able to vote your shares electronically at the Special Meeting by following the instructions above.
What if during the check-in time or during the Special Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/GOCO2022SM.
What is an “abstention” and how will abstentions be treated?
An “abstention,” in the case of the Proposal represents a stockholder’s affirmative choice to decline to vote on a Proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. If their customers do not give any direction, brokers may vote such shares on “routine” matters but not on any “non-routine” matters. The Proposal is a matter we believe will be considered “routine” and, therefore, brokers will have discretionary authority to vote on all proposals and there will not be any broker non-votes. Brokers do not always exercise this discretionary authority, and if your broker does not (and you have not given any voting direction), your shares will not be voted. We strongly encourage you to submit your voting instructions to your broker to ensure your shares of common stock are voted in accordance with your instructions at the Special Meeting.
How many votes are required for the approval of the Proposal to be voted upon and how will abstentions and broker non-votes be treated?

The approval of the amendment to the amended and restated certificate of incorporation to effect the reverse stock split requires the affirmative vote of holders of at least two-thirds of the outstanding shares of the Class A common stock and Class B common stock entitled to vote. Because the vote required to approve the Proposal is based on the total number of shares outstanding rather than the votes cast at the Special Meeting, abstentions and broker non-votes (if any) will have the effect of a vote against the Proposal.
Where can I find the voting results of the Special Meeting?
We plan to announce preliminary voting results at the Special Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Special Meeting.
Who is paying for this proxy solicitation?
We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Will a stockholder list be available for inspection?
In accordance with Delaware law and our Amended and Restated Bylaws, a list of stockholders entitled to vote at the Special Meeting will be available at the virtual Special Meeting at www.virtualshareholdermeeting.com/GOCO2022SM and, for 10 days prior to the Special Meeting, at our corporate headquarters located at 214 West Huron St., Chicago, Illinois 60654 between the hours of 9:00 a.m. and 5:00 p.m. Central Time.

THE PROPOSAL
General
GoHealth is asking stockholders to adopt and approve a proposed amendment to our amended and restated certificate of incorporation to effect the Reverse Stock Split. On July 18, 2022, our Board unanimously approved and declared advisable the proposed amendment, and recommends that our stockholders adopt and approve the proposed amendment. The foregoing description of the proposed amendment is a summary and is subject to the full text of the proposed amendment, which is attached to this proxy statement as Annex A (the “Certificate of Amendment”).
If stockholders approve this Proposal, the Board will cause the Certificate of Amendment to be filed with the Delaware Secretary of State and effect the Reverse Stock Split only if the Board determines that the Reverse Stock Split would be in the best interests of GoHealth and its stockholders. If this Proposal is approved, the Board, or an authorized committee thereof, in its sole discretion, will have the authority to decide, before the 2023 Annual Meeting of Stockholders, whether to implement the Reverse Stock Split. The Reverse Stock Split could become effective as soon as the business day immediately following the Special Meeting. The Board, in its sole discretion, may elect not to implement the Reverse Stock Split. However, the Board believes that having the time-limited authority to take such an action is an important proactive step to maintain and build stockholder value. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split.
The proposed amendment, if effected, will effect a Reverse Stock Split of the outstanding shares of Class A common stock and Class B common stock at a reverse stock split ratio range of 1-for-5 through 1-for-15, as determined by our Board at a later date. As of the Record Date, [●] shares of our Class A common stock and [●] shares of our Class B common stock were issued and outstanding. Based on such number of shares of our common stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have, depending on the reverse stock split ratio selected by our Board, issued and outstanding shares of stock as illustrated in the table under the caption “—Effects of the Reverse Stock Split—Effect on Shares of Class A Common Stock and Class B Common Stock.”
All holders of GoHealth’s Class A common stock and Class B common stock will be affected proportionately by the Reverse Stock Split.
No fractional shares of Class A common stock and Class B common stock will be issued as a result of the Reverse Stock Split. Instead, any stockholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive cash payments in lieu of such fractional shares. Each common stockholder will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares. The par value of our common stock will continue to be $0.001 per share (see “—Effects of the Reverse Stock Split—”).
Reasons for the Reverse Stock Split
Reverse Stock Split. Our Board has determined that it is desirable and in the best interests of GoHealth and its stockholders to combine our shares of Class A common stock and Class B common stock at a reverse stock split ratio in the range of 1-for-5 through 1-for-15, as determined by the Board at a later date, in order to reduce the number of shares of Class A common stock and Class B common stock outstanding. Our Board authorized the reverse split of our Class A common stock and Class B common stock with the primary intent of increasing the per share trading price of our common stock in order to meet NASDAQ’s price criteria for continued listing on that exchange. Our Class A common stock is publicly traded and listed on NASDAQ under the symbol “GOCO.” Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in GoHealth’s and our stockholders’ best interests.
On May 25, 2022, we were notified in writing by Nasdaq Capital Market (“NASDAQ”) that the average closing trading price of our common stock was below the criteria of NASDAQ’s continued listing standards, as the average per share closing price of our common stock over 30 consecutive business days was less than $1.00. In the letter, NASDAQ stated that we have a six-month cure period that started on May 25, 2022 to bring the price of our common stock and the 30-trading day average closing price of our common stock above $1.00. In the letter, NASDAQ further stated that in the event a $1.00 share price and a $1.00 average share price over the preceding 30 trading days are not attained at the expiration of the six-month cure period, NASDAQ will commence suspension and delisting procedures. NASDAQ has reserved the right to reevaluate its continued listing determinations relating to companies that are notified of non-compliance like GoHealth with respect to NASDAQ’s qualitative listing standards, including if our shares trade at sustained levels that are considered to be abnormally low.

In addition to bringing the per share trading price of our common stock back above $1.00, we also believe that the Reverse Stock Split will make our Class A common stock and Class B common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current per share trading price of our Class A common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.
Reducing the number of outstanding shares of our Class A common stock and Class B common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share trading price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the per share trading price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the per share trading price of our common stock will increase following the Reverse Stock Split or that the per share trading price of our common stock will not decrease in the future.
The purpose of seeking stockholder approval of exchange ratios within the Ratio Range (rather than a fixed exchange ratio) is to provide the Company with the flexibility to achieve the desired results of the Reverse Stock Split. If the stockholders approve this proposal, then the Board or an authorized committee thereof, in its sole discretion, would effect the Reverse Stock Split only upon the determination by the Board or an authorized committee thereof that a reverse split would be in the best interests of the Company and our stockholders at that time. If the Board, or an authorized committee thereof, were to effect the Reverse Stock Split, then the Board or such committee would set the timing for such a split and select the specific ratio within the Ratio Range (the “Final Ratio”). No further action on the part of stockholders would be required to either implement or abandon the Reverse Stock Split. If the stockholders approve the proposal, and the Board or an authorized committee thereof determines to effect the Reverse Stock Split, we would communicate to the public additional details regarding the Reverse Stock Split, including the Final Ratio selected by the Board or an authorized committee thereof. If the Board or an authorized committee thereof does not implement the Reverse Stock Split before the 2023 Annual Meeting of Stockholders, then the authority granted in this proposal to implement the Reverse Stock Split automatically will terminate. The Board reserves its right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to the filing of the certificate of amendment to the amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company and our stockholders.
No Authorized Share Reduction. Under Delaware law, the implementation of the Reverse Stock Split does not require a reduction in the total number of authorized shares of our Class A common stock and Class B common stock. If stockholders adopt and approve the amendment to the amended and restated certificate of incorporation to effect the Reverse Stock Split, the authorized number of shares of our Class A common stock and Class B common stock will not be reduced by a corresponding ratio.
Criteria to be Used for Determining Whether to Implement Reverse Stock Split
In determining whether to implement the Reverse Stock Split, if any, following receipt of stockholder approval of the amendment to our amended and restated certificate of incorporation to effect the Reverse Stock Split, the Board may consider, among other things, various factors, such as:
• the historical trading price and trading volume of our Class A common stock;
• our capitalization (including the number of shares of common stock issued and outstanding);
• NASDAQ Continued Listing Standards, other rules and guidance from NASDAQ;
• the potential devaluation of our market capitalization as a result of the reverse stock split;
• the then-prevailing trading price and trading volume of our Class A common stock and the expected impact of the Reverse Stock Split on the trading market for our Class A common stock in the short- and long-term; and
• prevailing general market and economic conditions.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split
We cannot assure you that the proposed Reverse Stock Split will result in an increase of our stock price. We expect that the Reverse Stock Split will increase the per share trading price of our common stock. However, the effect of the Reverse Stock Split on the per share trading price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share trading price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the per share trading price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the per share trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.
We cannot assure you that our common stock will maintain its value as a result of the proposed Reverse Stock Split. There can be no assurance that the total market capitalization of the Class A common stock (i.e., the aggregate value of all shares of Class A common stock at the then market price) immediately after implementation of the Proposal will be equal to or greater than the total market capitalization immediately before the Proposal or that the per share market price of the Class A common stock following implementation of the Proposal will remain higher than the per share market price immediately before the implementation of the Proposal or equal or exceed the direct arithmetical result of the implementation of the Proposal.
The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.
Effective Time and Ratio Range
The effective time of the Reverse Stock Split (the “Effective Time”), if approved by stockholders and implemented by GoHealth, will be the date and time set forth in the Certificate of Amendment that is filed with the Delaware Secretary of State. The Board, or an authorized committee thereof, in its sole discretion, will have the authority to decide, before the 2023 Annual Meeting of Stockholders, whether to implement the Reverse Stock Split. The Effective Time could occur as soon as the business day immediately following the Special Meeting. The exact timing of the filing of the amendment will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.
If the Board or an authorized committee thereof does not implement the Reverse Stock Split by our 2023 Annual Meeting of Stockholders, then the authority granted in this Proposal to implement the Reverse Stock Split will automatically terminate. The Board reserves its right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, it determines, in its sole discretion, that this Proposal is no longer in the best interests of the Company and our stockholders.
The ratio of the reverse stock split, if approved and implemented, will be selected in the range of 1-for-5 through 1-for-15, as determined by the Board in its sole discretion. Our purpose for requesting authorization to implement the reverse stock split at a ratio to be determined by the Board, as opposed to a ratio that is fixed in advance, is to give the Board the flexibility to take into account then-current market conditions and changes in the price of our Class A common stock and to respond to any other developments that may be relevant when considering the appropriate ratio. If the stockholders approve the Reverse Stock Split, then the Board or an authorized committee thereof will be authorized to proceed with the Reverse Stock Split within the time period indicated. In determining whether to proceed with the Reverse Stock Split and setting the Final Ratio, if any, the Board or an authorized committee thereof will consider a number of factors, including market conditions, existing and expected trading prices of the Company’s common stock, actual or forecasted results of operations, NASDAQ listing requirements, the Company’s additional funding requirements and the amount of the Company’s authorized but unissued Class A common stock and Class B common stock.

Fractional Shares
We will not issue fractional shares for post-Reverse Stock Split shares in connection with the Reverse Stock Split. In lieu of issuing fractional shares, the Company may either (a) directly pay each stockholder who would otherwise have been entitled to a fraction of a share an amount in cash (without interest) equal to the closing sale price of the Class A common stock, as quoted on NASDAQ on the effective date of the Reverse Stock Split, multiplied by the fractional share amount, or (b) with respect to the Class A common stock or Class B common stock, make arrangements with the Company’s transfer agent or exchange agent to aggregate all fractional shares otherwise issuable in the Reverse Stock Split and sell these whole shares as soon as possible after the effective date of the Reverse Stock Split at then prevailing market prices on the open market on behalf of those holders, and then pay each such holder the applicable pro-rata portion of the sale proceeds.
The ownership of a fractional share interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payments. If you believe that you may not hold sufficient shares of GoHealth’s Class A common stock and Class B common stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold GoHealth’s common stock after the Reverse Stock Split, you may do so by either:
• purchasing a sufficient number of shares of GoHealth’s common stock; or
• if you have shares of GoHealth’s common stock in more than one account, consolidating your accounts;
in each case, so that you hold a number of shares of our Class A common stock or Class B common stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of Class A common stock or Class B common stock in the Reverse Stock Split. Shares of our Class A common stock and Class B common stock held in registered form and shares of our Class A common stock and Class B common stock held in “street name” (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.
Effects of the Reverse Stock Split
General
After the effective date of the Reverse Stock Split, if implemented by our Board, each stockholder will own a reduced number of shares of Class A common stock and Class B common stock. The principal effect of the Reverse Stock Split will be to proportionately decrease the number of outstanding shares of our Class A common stock and Class B common stock based on the reverse stock split ratio selected by our Board.
Voting rights and other rights of the holders of our Class A common stock and Class B common stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described above. For example, a holder of 2% of the voting power of the outstanding shares of our Class A common stock and Class B common stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of Class A common stock and Class B common stock after the Reverse Stock Split.
The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our Class A common stock and Class B common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.
Effect on Shares of Class A Common Stock and Class B Common Stock
The Reverse Stock Split will not change the terms of the Class A common stock or Class B common stock. After the Reverse Stock Split, the shares of Class A common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Class A common stock now authorized, except to the extent that the Reverse Stock Split results in any stockholders owning a fractional share, and the shares of Class B common stock will have the same voting rights and will be identical in all other respects to the Class B common stock now authorized, except to the extent that the Reverse Stock Split results in any stockholders owning a fractional share. Each stockholder’s percentage ownership of the Company based on holdings of common stock will not be altered, except to the extent that the Reverse Stock Split results in any stockholders owning a fractional share.

The following table contains approximate information, based on share information as of [●], relating to our outstanding common stock based on illustrative ratios within the Ratio Range and information regarding our authorized shares assuming that the Proposal is approved and the Reverse Stock Split is implemented:

Status	Number of Shares of Class A Common Stock Issued and Outstanding	Number of Shares of Class B Common Stock Issued and Outstanding	Number of Shares of Class A Common Stock Reserved for Future Issuance	Number of Shares of Class B Common Stock Reserved for Future Issuance	Number of Shares of Class A Common Stock Authorized but Not Outstanding or Reserved	Number of Shares of Class B Common Stock Authorized but Not Outstanding or Reserved
Pre-Reverse Stock Split	[●]	[●]	[●]	[●]	[●]	[●]
Post-Reverse Stock Split 1:5	[●]	[●]	[●]	[●]	[●]	[●]
Post-Reverse Stock Split 1:10	[●]	[●]	[●]	[●]	[●]	[●]
Post-Reverse Stock Split 1:15	[●]	[●]	[●]	[●]	[●]	[●]

After the effective date of the Reverse Stock Split that our Board elects to implement, our Class A common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, the (“Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our Class A common stock under the Exchange Act or the listing of our common stock on NASDAQ. Following the reverse stock split, our Class A common stock will continue to be listed on NASDAQ under the symbol “GOCO,” although it will be considered a new listing with a new CUSIP number.
Because we will not reduce the number of authorized shares of Class A common stock and Class B common stock, the overall effect of the Reverse Stock Split will be an increase in authorized but unissued shares of Class A common stock and Class B common stock as a result of the Reverse Stock Split. These authorized shares of Class A common stock and Class B common stock may be issued at the discretion of the Board, subject to applicable limitations. Any future issuances of shares of Class A common stock or Class B common stock will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Class A common stock and Class B common stock.
Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the Proposal, that may be used as an anti-takeover mechanism. Because the Proposal provides that the number of authorized shares of (i) Class A common stock remains at 1,100,000,000 shares and (ii) Class B common stock remains at 690,000,000 shares the amendment that is filed with the Secretary of State of the State of Delaware, if any such amendment is filed, will result in a relative increase in the number of authorized but unissued shares of our Class A common stock and Class B common stock in relation to the number of outstanding shares of our Class A common stock and Class B common stock, respectively, after the Reverse Stock Split and could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of the Board. The primary purpose of the proposed Reverse Stock Split is to provide the Board with a mechanism to lower the number of shares outstanding and to raise the per share trading price of our Class A common stock. However, a relative increase in the number of our authorized shares of Class A common stock and Class B common stock could enable the Board to render more difficult or discourage an attempt by a party attempting to obtain control of the Company by tender offer or other means. The issuance of Class A common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares of Class A common stock entitled to vote, increase the number of votes required to approve a change of control of the Company and dilute the interest of a party attempting to obtain control of the Company. Any such issuance could deprive stockholders of benefits that could result from an attempt to obtain control of the Company, such as the realization of a premium over market price that such an attempt could cause. Moreover, the issuance of Class A common stock to persons friendly to the Board could make it more difficult to remove incumbent officers and directors from office even if such change were favorable to stockholders generally. The Company has no present intent to use the relative increase in the number of authorized shares of Class A common stock and Class B common stock for anti-takeover purposes, and the proposed amendment to the amended and restated certificate of incorporation is not part of a plan by the Board to adopt any anti-takeover provisions. However, if the Proposal is approved by the stockholders, then a greater number of shares of our Class A common stock and Class B common stock would be available for such purpose than currently is available. The Company is not aware of any pending or threatened efforts to obtain control of the Company, and the Board has no present intent to authorize the issuance of additional shares of Class A common stock or Class B common stock to discourage such efforts if they were to arise.
Effect on Preferred Stock
Pursuant to our amended and restated certificate of incorporation, our authorized stock includes 20,000,000 shares of Preferred Stock, par value $0.001 per share. The proposed amendment to our amended and restated certificate of incorporation to effect the Reverse Stock Split will not impact the total authorized number of shares of preferred stock or the par value of the preferred stock.
Effect on Par Value
The proposed amendments to our amended and restated certificate of incorporation will not affect the par value of our common stock, which will remain at $0.001.
Reduction in Stated Capital
As a result of the Reverse Stock Split, upon the Effective Time, the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Effect on GoHealth’s Stock Plans and Equity Compensation Arrangements
As of [●], we had approximately [●] shares subject to stock options and [●] shares subject to restricted stock units (including performance-based restricted stock units at target-level) outstanding under our 2020 Incentive Award Plan (the “Incentive Plan”). Under our Incentive Plan and our 2020 Employee Stock Purchase Plan (together with the Incentive Plan, the “Stock Plans”), the Compensation Committee of our Board (the “Compensation Committee”) has sole discretion to determine the appropriate adjustment to the awards granted under our Stock Plans in the event of a reverse stock split. Accordingly, if the Reverse Stock Split is effected, the number of shares available for issuance under the Stock Plans, as well as the number of shares subject to any outstanding award under the Stock Plans, and the exercise price, grant price or purchase price relating to any such award under the Stock Plans, will be proportionately adjusted by the Compensation Committee to reflect the Reverse Stock Split. The Compensation Committee will also determine the treatment of fractional shares subject to outstanding awards under the Stock Plans. Accordingly, pursuant to the authority provided under the Stock Plans, the Compensation Committee is expected to authorize the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes to our Stock Plans.
For illustrative purposes only, if a 1-for-10 reverse stock split is effected, the [●] shares that remain available for issuance under the Incentive Plan as of [●], are expected to be adjusted to [●] shares, subject to increase as and when awards made under the Incentive Plan expire or are forfeited and are returned per the terms of the Incentive Plan. Further, for illustrative purposes only, if a 1-for-10 reverse stock split is effected, an outstanding stock option for 10,000 shares of common stock, exercisable at $[●] per share, would be adjusted as a result of a 1-for-10 split ratio into an option exercisable for 1,000 shares of common stock at an exercise price of $[●] per share.
Under the terms of the GoHealth Holdings, LLC Second Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”), in the event of a recapitalization impacting either the Company’s shares or the common units of GoHealth Holdings, LLC (the “GoHealth LLC”), the manager of the GoHealth LLC will make appropriate adjustments to preserve on a one-to-one basis the exchange ratio of the common units to shares of Company stock under the LLC Agreement. Accordingly, because certain of our employees hold profits interests that settle in common units that are then exchangeable for Company shares, we expect that the profits units and GoHealth LLC common units will also be adjusted for the Reverse Stock Split in accordance with the terms of the LLC Agreement.
Effect of the Reverse Stock Split on Legal Ability to Pay Dividends
We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness, and therefore we do not anticipate declaring or paying any cash dividends on our Class A common stock in the foreseeable future. Holders of our Class B common stock are not entitled to participate in any dividends declared by our Board. We are not in arrears on any dividends, and we do not believe that the reverse stock split would have any effect with respect to future distributions, if any, to holders of our Class A common stock.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record
If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of GoHealth’s common stock for which you received a cash payment.
At the Effective Time, we intend to treat stockholders holding shares of our common stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of our common stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.
No Appraisal Rights
Our shareholders are not entitled to appraisal rights under Delaware law or our amended and restated certificate of incorporation with respect to the Certificate of Amendment, and the Company will not independently provide our shareholders with any such right.
No Dissenters’ Rights
Under Delaware law, stockholders are not entitled to dissenters’ rights with respect to the Reverse Stock Split.
Interest of Certain Persons in Matters to be Acted Upon
No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to holders of our common stock that hold such stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below.
This discussion applies only to holders that are U.S. Holders (as defined below) and does not address all aspects of federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our common stock in connection with employment or other performance of services; or (xi) U.S. expatriates. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.
We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge. The following summary does not address any U.S. state or local or any foreign tax consequences, any estate, gift or other non-U.S. federal income tax consequences, or the Medicare tax on net investment income.
EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.
For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.

A U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split and whose proportionate interest in us is reduced (after taking into account certain constructive ownership rules) should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss should be long term capital gain or loss if the U.S. Holder’s holding period for our common stock surrendered exceeds one year at the Effective Time. A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split and whose proportionate interest in us is not reduced (after taking into account certain constructive ownership rules) should generally be treated as having received a distribution that will be treated first as dividend income to the extent paid out of our current or accumulated earnings and profits, and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis in our common stock, with any remaining amount being treated as capital gain.
A U.S. Holder (other than an exempt recipient) that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split generally will be subject to information reporting with respect to the cash payment. Furthermore, backup withholding (currently at a rate of 24%) may apply to such amount unless the U.S. Holder provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed IRS Form W-9). Any amounts withheld under the backup withholding rules generally will be allowed as a credit against the U.S. Holder’s federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
Vote Required
The approval of the amendment to the amended and restated certificate of incorporation requires the affirmative vote of holders of at least two-thirds of the outstanding shares of Class A common stock and Class B Common Stock entitled to vote. Because the vote is based on the total number of shares outstanding rather than the votes cast, abstentions and broker non-votes (if any) will have the effect of a vote against the Proposal.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, ( the “Securities Act”) and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this proxy statement may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding our expected growth, future capital expenditures and debt service obligations, are forward-looking statements.
In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this proxy statement are only predictions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
These forward-looking statements speak only as of the date of this proxy statement and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the marketing and sale of Medicare plans are subject to numerous, complex and frequently changing laws, regulations and guidelines; our business may be harmed if we lose our relationships with carriers or if our relationships with carriers change; our failure to grow our customer base or retain our existing customers; carriers may reduce the commissions paid to us and change their underwriting practices in ways that reduce the number of, or impact the renewal or approval rates of, insurance policies sold through our platform; factors that impact our estimate of LTV (as defined in our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Form 10-K”)) may be adversely impacted; our management and independent auditors have identified a material weakness in our internal controls over financial reporting, and we may be unable to develop, implement and maintain appropriate controls in future periods, which may lead to errors or omissions in our financial statements; the potential delisting of our common stock from NASDAQ; volatility in general economic conditions, including inflation, interest rates, and other commodity prices and exchange rates may impact our financial position and performance; we currently depend on a small group of carriers for a substantial portion of our revenue; information technology system failures could interrupt our operations; our ability to sell Medicare-related health insurance plans is largely dependent on our licensed health insurance agents; operating and growing our business may require additional capital; our strategic focus on cash flow optimization may lead to decreased revenue or otherwise adversely affect our business; we may lose key employees or fail to attract qualified employees; our operations may be adversely impacted by a reduction in employee headcount or other similar actions; the Founders and Centerbridge (each as defined in our 2021 Form 10-K) have significant influence over us, including control over decisions that require the approval of stockholders; and other important factors described in the section titled “Risk Factors” in our 2021 Form 10-K, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q, and in our other filings with the SEC.
You should read this proxy statements and the documents that we reference in this proxy statement with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy proxy material delivery requirements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is referred to as “householding,” potentially provides extra convenience for stockholders and reduces printing and postage costs for companies.
GoHealth and some brokers utilize the householding process for proxy materials. In accordance with a notice sent to certain stockholders who share a single address, only one copy of this proxy statement is being sent to that address, unless we received contrary instructions from any stockholder at that address. Stockholders who participate in householding will continue to receive separate proxy cards. Householding will continue until you are notified otherwise or until one or more stockholders at your address revokes consent. If you revoke consent, you will be removed from the householding program within 30 days of receipt of the revocation. If you hold your GoHealth stock in “street name,” additional information regarding householding of proxy materials should be forwarded to you by your broker.
However, if you wish to receive a separate copy of this proxy statement, we will promptly deliver one to you upon request. You can notify us by sending a written request to GoHealth, Inc., 214 West Huron St., Chicago, Illinois 60654, Attention: Brian Farley, Chief Legal Officer and Corporate Secretary or calling (312) 386-8200. In addition, if you would like to receive separate proxy statements of GoHealth in the future, or if you are receiving multiple copies of proxy statements at an address shared with another stockholder and would like to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.

STOCKHOLDERS’ PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 214 West Huron St., Chicago, Illinois 60654 in writing not later than December 14, 2022.
Stockholders intending to present a proposal at the 2023 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting of Stockholders no earlier than January 25, 2023 and no later than February 24, 2023. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after May 25, 2023, then our Corporate Secretary must receive such written notice not later than the close of business on the 90th day prior to the 2023 Annual Meeting or, if later, the close of business on 10th day following the day on which public disclosure of the date of such meeting is first made by us.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 26, 2023.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to holdings of our common stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Class A common stock and our Class B common stock, and (ii) each of our directors, each of our named executive officers and all directors and current executive officers as a group as of September 6, 2022, unless otherwise indicated.
“LLC Interest” refers to the common units of GoHealth Holdings, LLC. Each LLC Interest (other than LLC Interests held by us) is redeemable from time to time at each holder’s option (subject in certain circumstances to time-based vesting requirements) for, at our election (determined solely by at least two or our independent directors (within the meaning of the NASDAQ rules) who are disinterested), shares of our Class A common stock on a one-for-one basis, or to the extent there is cash available from a secondary offering, a cash payment equal to a volume weighted average market price of one share of Class A common stock for each LLC Interest so redeemed, in each case, in accordance with the terms of the GoHealth Holdings, LLC Agreement; provided that, at our election (determined by directors (within the meaning of the NASDAQ rules) who are disinterested), we may effect a direct exchange of such Class A common stock or such cash, as applicable, for such LLC Interests.
Each current holder of an LLC Interest may, subject to certain exceptions, exercise such redemption right for as long as its LLC Interest remain outstanding. In connection with our IPO, we issued to each continuing equity owner, for nominal consideration, one share of Class B common stock for each LLC Interest such continuing equity owner owned. As a result, the number of shares of Class B common stock listed in the table below correlates to the number of LLC Interests Centerbridge and our founders own as of September 6, 2022.
The number of shares beneficially owned by each stockholder as described in this proxy statement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. The percentage ownership of each individual or entity as of September 6, 2022 is computed on the basis of [●] shares of our Class A common stock outstanding and [●] shares of our Class B common stock outstanding. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of September 6, 2022, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. To avoid double-counting the LLC Interests described above (and associated shares of Class B common stock), we have not included the exercise of the redemption right associated with each LLC Interest in the calculation of Shares of Class A Common Stock Beneficially Owned. Unless otherwise indicated, the address of each beneficial owner listed below is 214 West Huron St., Chicago, Illinois 60654. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Securities Ownership	Shares of Class A Common Stock Beneficially Owned(1)		Shares of Class B Common Stock Beneficially Owned		Combined Voting Power(2)
	Number	Percentage	Number	Percentage	Percentage
5% Stockholders
Centerbridge(3)	40,682,961	30.8%	80,792,677	41.0%	36.9%
NVX Holdings(4)	807,300	*	92,677,981	47.0%	28.4%
Harris Associates L.P.(5)	6,222,100	5.1%	—	—	1.9%
Blizzard Management Feeder, LLC(6)(7)	—	—	24,989,468	12.7%	7.6%
NEOs and Directors
Clinton P. Jones(6)(7)(8)	67,065	*	95,427,969	48.4%	29.3%
Brandon M. Cruz(6)(7)(9)	67,065	*	95,427,969	48.4%	29.3%
Travis Matthiesen(7)(10)	45,268	*	1,072,404	*	*
Vance Johnston	—	—	—	—	—
James A. Sharman(7)(11)	51,969	*	4,951,129	2.5%	1.5%
Brian P. Farley(12)	178,759	*	—	—	*
Vijay Kotte	5,666,667	4.2%	—	—	1.7%
David A. Fisher	605,427	*	—	—	*
Joseph G. Flanagan(13)	125,202	*	49,660	*	*
Jeremy W. Gelber	—	—	—	—	—
Miriam A. Tawil	—	—	—	—	—
Alexander E. Timm(14)	75,121	*	49,660	*	*
All directors and current executive officers as a group (11 individuals)	8,831,413	6.7%	97,843,822	49.6%	32.5%

*	Represents beneficial ownership of less than 1%

(1)
Does not include beneficial ownership of LLC Interests that may be redeemed for shares of our Class A common stock on a one-for-one basis or cash, as described above. When an LLC Interest is exchanged by a continuing equity owner who holds our Class B common stock, a corresponding share of Class B common stock will be cancelled.

(2)	Represents the percentage of voting power of our Class A common stock and Class B common stock voting as a single class. Each share of Class A common stock entitles the registered holder to one vote per share and each share of Class B common stock entitles the registered holder thereof to one vote per share on all matters presented to stockholders for a vote generally, including the election of directors. The Class A common stock and Class B common stock will vote as a single class on all matters except as required by law or our amended and restated certificate of incorporation.

(3)	Based solely on information obtained from a Schedule 13G filed on February 10, 2022. Consists of (i) 40,682,961 shares of Class A common stock held by CB Blizzard Lower Holdings A, L.P., and (ii) 80,792,677 LLC Interests (and associated shares of Class B common stock) held by CB Blizzard Lawer Holdings B, L.P. CCP GP is the general partner of Centerbridge Associates, which is the general partner of each of CCP III and CB Blizzard, which are the owners of CB Blizzard Lower Holdings GP A, LLC, which is the general partner of CB Blizzard Lower Holdings A, L.P. As a result, each of CCP GP, Centerbridge Associates, CCP III, CB Blizzard and CB Blizzard Lower Holdings GP A, LLC may be deemed to share beneficial ownership of the Class A Common Stock held by CB Blizzard Lower Holdings A, L.P. CCP GP is also the sole manager of Blizzard Aggregator, which is the owner of CB Blizzard Lower Holdings GP B, LLC, which is the general partner of CB Blizzard Lower Holdings B, L.P. As a result, each of CCP GP, Blizzard Aggregator and CB Blizzard Lower Holdings GP B, LLC may be deemed to share beneficial ownership of the LLC Interests held by CB Blizzard Lower Holdings B, L.P. Jeffrey H. Aronson is the sole director of CCP GP and, as a result, may be deemed to beneficially own the securities held by each of CB Blizzard Lower Holdings A, L.P. and CB Blizzard Lower Holdings B, L.P. However, none of the foregoing should be construed in and of itself as an admission by Mr. Aronson or by any Reporting Person as to beneficial ownership of securities owned by another Reporting Person. In addition, Mr. Aronson expressly disclaims beneficial ownership of the shares of Class A Common Stock held by CB Blizzard Lower Holdings A, L.P., as well as the LLC Interests held by CB Blizzard Lower Holdings B, L.P., except to the extent of any proportionate pecuniary interest therein. The business address of each of the foregoing entities and individuals is c/o Centerbridge Partners, L.P., 375 Park Avenue, 11th Floor, New York, New York 10152.

(4)	Based solely on information obtained from a Schedule 13G filed on February 10, 2022. Consists of (i) 92,677,981 LLC Interests (and associated shares of Class B common stock) held by NVX Holdings, Inc., (ii) 807,300 shares Class A common stock held by NVX Holdings, Inc., (iii) 43,817 LLC Interests (and associated shares of Class B common stock) held by BCCJ, LLC, and (iv) 178,000 shares of Class A common stock held by BCCJ, LLC. Clinton P. Jones and Brandon M. Cruz are the Chief Executive Officer and President of NVX Holdings, Inc., respectively, are members of the Board of Managers of BCCJ, LLC, and share voting and investment control over the shares held by NVX Holdings, Inc and BCCJ, LLC. The business address of each of NVX Holdings, Inc. and BCCJ, LLC are c/o NVX Holdings, Inc., 214 West Huron Street, Chicago, Illinois 60654.

(5)	Based solely on information obtained from a Schedule 13G filed on April 8, 2022. Harris Associates has sole voting power and sole dispositive power with respect to 6,222,100 Class A shares. The business address is 111 South Wacker Drive Suite 4600, Chicago, IL 60606.

(6)	Consists of 24,989,468 LLC Interests (and associated shares of Class B common stock), held by Blizzard Management Feeder, LLC (“Feeder”) and directly held by Feeder for the benefit of Feeder’s members.

(7)
Each of the members of Feeder directly hold common units of Feeder that correspond to the LLC Interests (and associated shares of Class B common stock) directly held by Feeder for each such member’s benefit and are entitled to (subject to time-based vesting requirements) direct Feeder to (i) initiate a redemption of the LLC Interests as described above and (ii) vote the associated shares of Class B common stock held by Feeder for such member’s benefit on all matters presented to stockholders for a vote generally, including the election of directors. The business address of Feeder is c/o NVX Holdings, Inc., 214 West Huron Street, Chicago, Illinois 60654.

(8)	Includes 2,498,004 LLC Interests (and associated shares of Class B common stock) directly held by Feeder for the benefit of Mr. Jones. Also includes (i) 29,440 Class A common shares and (ii) 37,625 stock options, each directly owned by Mr. Jones.

(9)	Includes 2,498,004 LLC Interests (and associated shares of Class B common stock) directly held by Feeder for the benefit of Mr. Cruz. Also includes (i) 29,440 Class A common stock and (ii) 37,625 stock options, each directly owned by Mr. Cruz.

(10)	Includes 1,244,376 LLC Interests (and associated shares of Class B common stock) directly held by Feeder for the benefit of Mr. Matthiesen. Also includes (i) 19,871 Class A common stock and (ii) 25,397 stock options.

(11)	Includes (i) 3,702,127 LLC Interests (and associated shares of Class B common stock) directly held by Feeder for the benefit of James A. Sharman Gift Trust dated 7/18/2019, of which Mr. Sharman is trustee, and (ii) 1,249,002 LLC Interests (and associated shares of Class B common stock) directly held by Feeder for the benefit of Mr. Sharman. Also includes (i) 23,750 Class A common stock and (ii) 28,219 stock options.

(12)	Consists of (i) 87,215 Class A common stock and (ii) 91,543 stock options.

(13)	Consists of (i) 122,832 shares of Class A common stock, (ii) 49,660 LLC Interests (and associated shares of Class B common stock) directly held by Feeder for the benefit of Mr. Flanagan, and (iii) 2,370 restricted stock units vesting within 60 days of September 6, 2022.

(14)	Consists of (i) 73,699 shares of Class A common stock and (ii) 49,660 LLC Interests (and associated shares of Class B common stock) directly held by Feeder for the benefit of Mr. Timm, and (iii) 1,422 restricted stock units that vest within 60 days of September 6, 2022.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

OTHER MATTERS
No matters, other than the Proposal, will be presented for action at the Special Meeting.

ANNEX A
CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
Please see attached.

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GOHEALTH, INC.

    GoHealth, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.This Certificate of Amendment amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation, as amended and filed with the Secretary of State of the State of Delaware (the “Amended and Restated Certificate of Incorporation”).

2.Article 4.1(a) of the Amended and Restated Certificate of Incorporation is hereby deleted and amended and restated in its entirety as follows:

(a)Authorized Stock. The total number of shares of all classes of stock that the Corporation is authorized to issue is 1,810,000,000 shares, consisting of three classes as follows:

(i) 1,100,000,000 shares of Class A common stock, with a par value of $0.0001 per share (the “Class A Common Stock”);

(ii) 690,000,000 shares of Class B common stock, with a par value of $0.0001 per share (the “Class B Common Stock”); and

(iii) 20,000,000 shares of preferred stock, with a par value of $0.0001 per share (the “Preferred Stock”).

    Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each [[●] ([●])]1 shares of Class A Common Stock or Class B Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Class A Common Stock or Class B Common Stock, respectively (the “Reverse Stock Split”).

    No fractional shares shall be issued in connection with the Reverse Stock Split. For any remaining fraction of a share of Class A Common Stock or Class B Common Stock, the Corporation shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Class A Common Stock on the NASDAQ Global Market (as adjusted to give effect to the Reverse Stock Split) on the trading day immediately prior to the Effective Time.

3.The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.All other provisions of the Amended and Restated Certificate of Incorporation shall remain in full force and effect.

5.The foregoing amendment shall be effective as of 11:59 p.m., Eastern Time, on the date of filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to Amended and Restated Certificate of Incorporation to be executed by [ ] its [ ], this [ ] day of [ ], 2022.
1 The reverse stock split shall be at a ratio of not less than 1:5 and not more than 1:15.

PRELIMINARY—SUBJECT TO COMPLETION

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

**GOHEALTH, INC.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| | | | |
|---|---|---|---|
| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |

PRELIMINARY—SUBJECT TO COMPLETION

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

D90683-S52094

# GOHEALTH, INC.
## Special Meeting of Stockholders
## October 24, 2022 10:00 AM Eastern Time
## This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of GoHealth, Inc. hereby appoint(s) Brian Farley and Jason Schulz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Class A common stock and/or Class B common stock of GoHealth, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on October 24, 2022, via a live webcast at www.virtualshareholdermeeting.com/GOCO2022SM, and any adjournment, continuation or postponement thereof.

Such proxies are authorized to vote in their discretion on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**